UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 02, 2026

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Commerce Street
Smithfield, VA 23430
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (757) 365-3000
N/A
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SFD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Smithfield Foods, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders on June 2, 2026 (the “2026 Annual Meeting”). The final voting results of the matters presented at the 2026 Annual Meeting are set forth below. For more information on the following proposals, see the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 20, 2026 (the “2026 Proxy Statement”).

1. Proposal 1 - Election of Directors.
Shareholders elected all three director nominees named in the 2026 Proxy Statement to the Company’s Board of Directors to serve until the Company’s 2029 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Director Nominee	For	Withheld	Broker Non-Votes
Wan Long	349,402,219	24,185,188	6,143,347
Hank Shenghua He	352,339,183	21,248,224	6,143,347
Raymond A. Starling	368,046,086	5,541,321	6,143,347

2. Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.
Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2027.

For	Against	Abstain
379,298,050	424,737	7,967

3. Proposal 3 - Advisory Vote on Approval of the Compensation of the Named Executive Officers.
Shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for fiscal year 2025.

For	Against	Abstain	Broker Non-Votes
369,498,286	4,053,422	35,699	6,143,347

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 3, 2026	By:	/s/ Mark L. Hall
Mark L. Hall
Chief Financial Officer